Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3 File No. 333-250146) and related Prospectus of Tanzanian Gold Corporation that is incorporated by reference in the Registration Statement (Form F-3 File No. 333-xxxxxx) relating to the issue and sale of up to $3,569,000 of its common shares and to the incorporation by reference therein of our report dated November 30, 2020, relating to the consolidated financial statements of Tanzanian Gold Corporation for the years ended August 31, 2020, 2019 and 2018, which appears in Tanzanian Gold Corporation’s Annual Report on Form 20-F for the year ended August 31, 2020, filed with the Securities and Exchange Commission and of our report dated November 29, 2019, except for the effects of the restatement as discussed in Note 2 and Gold Bullion Loans as discussed in Note 21 to the consolidated financial statements, as to which the date is August 10, 2020, relating to the consolidated financial statements and schedules of Tanzanian Gold Corporation included in its Annual Report (Form 20-F) for the years ended August 31, 2019, 2018 and 2017, as amended, filed with the Securities and Exchange Commission.

/s/ DALE MATHESON CARR-HILTON LABONTE LLP

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, BC

February 9, 2021